UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2024

NEXIMMUNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40045	45-2518457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9119 Gaither Road
Gaithersburg, Maryland	20877
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (301) 825-9810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NEXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance and sale of one share of the Series A Preferred Stock for consideration of $0.01 was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Bylaws Amendment

On June 7, 2024, the Board of Directors (the “Board”) of NexImmune, Inc. (the “Company”) approved an amendment (the “Bylaws Amendment”) to the Company’s Amended and Restated Bylaws. The Bylaw Amendment states that, at all meetings of the stockholders, one-third of the voting power of all shares of capital stock entitled to vote (or deemed entitled to vote) shall constitute a quorum. The Bylaw Amendment became effective on June 7, 2024.

Series A Preferred Stock

On June 11, 2024, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware designating, effective as of the time of filing, and containing the rights, preferences, privileges and restrictions of one share of Series A Preferred Stock. The Certificate of Designation provides that if the aggregate number of shares of common stock, par value $0.0001 per share (“Common Stock”), present in person or by proxy and entitled to vote thereon that voted “for” a Voting Proposal (as defined below) is greater than the aggregate number of shares of Common Stock present in person or by proxy and entitled to vote thereon that voted “against” or “abstain” on such Voting Proposal, then the share of Series A Preferred Stock will have a number of votes equal to the number of outstanding shares of the Common Stock, on the record date for determining stockholders entitled to vote, and will vote together with the outstanding shares of Common Stock as a single class exclusively with respect to (i) any proposal to approve the liquidation and dissolution of the Company and any related plan of liquidation and dissolution (the “Dissolution Proposal”), (ii) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Dissolution Proposal, or (iii) any other matter the Board determines (in its sole discretion) is related to the Dissolution Proposal (each, a Voting Proposal”). The Series A Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Series A Preferred Stock is not convertible into shares of Common Stock or any other class or series of stock of the Company. In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holder of the share of Series A Preferred Stock shall be entitled to receive $0.01, payable in cash out of funds legally available. The holder of the share of Series A Preferred Stock will not be entitled to receive dividends of any kind.

Unless prohibited by Delaware law by virtue of a lack of sufficient surplus, legally available funds or otherwise and subject to the fiduciary duties of the Board of Directors of the Company, the outstanding share of Series A Preferred Stock may be redeemed at any time upon the order of the Board of Directors in its sole discretion. Upon such redemption, the holder of the share of Series A Preferred Stock will receive consideration of $0.01 in cash.

The foregoing summaries of the Bylaw Amendment and Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, such documents, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of NexImmune, Inc.
3.2	Certificate of Designation of Series A Preferred Stock dated June 11, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXIMMUNE, INC.

By:	/s/ Kristi Jones
Kristi Jones
Chief Executive Officer

Date: June 11, 2024